                                                                    EXHIBIT 11.2

                      NETSCAPE COMMUNICATIONS CORPORATION

          SUPPLEMENTAL STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                         YEAR ENDED    YEAR ENDED    YEAR ENDED
                                                                        DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                                                            1995          1994          1993
                                                                        ------------  ------------  ------------
Primary
  Weighted average common stock outstanding including stock related to
    SAB No. 64 and 83.................................................       75,735        67,181        61,904
  Net effect of dilutive stock options-based on the treasury stock
    method............................................................       --            --            --
                                                                        ------------  ------------  ------------
      Total weighted average common and common equivalent shares
        outstanding...................................................       75,735        67,181        61,904
                                                                        ------------  ------------  ------------
                                                                        ------------  ------------  ------------
Net loss..............................................................   $   (6,613)   $  (13,830)   $   (1,812)
                                                                        ------------  ------------  ------------
                                                                        ------------  ------------  ------------
Net loss per share....................................................   $    (0.09)   $    (0.21)   $    (0.03)
                                                                        ------------  ------------  ------------
                                                                        ------------  ------------  ------------
Fully diluted:
  Weighted average common stock outstanding including stock related to
    SAB No. 64 and 83.................................................       75,735        67,181        61,904
  Net effect of dilutive stock options-based on the treasury stock
    method............................................................       --            --            --
                                                                        ------------  ------------  ------------
      Total weighted average common and common equivalent shares
        outstanding...................................................       75,735        67,181        61,904
                                                                        ------------  ------------  ------------
                                                                        ------------  ------------  ------------
Net loss..............................................................   $   (6,613)   $  (13,830)   $   (1,812)
                                                                        ------------  ------------  ------------
                                                                        ------------  ------------  ------------
Net loss per share....................................................   $    (0.09)   $    (0.21)   $    (0.03)
                                                                        ------------  ------------  ------------
                                                                        ------------  ------------  ------------

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(1) All periods reflect the acquisitions of Collabra Software, Inc. and InSoft,
    Inc. which have been accounted for as poolings of interests.

(2) All share and per share data has been restated to reflect a two-for-one stock split approved on January 23, 1996.

(3) Shares issued within twelve months of the initial filing date of the Company's Initial Public Offering have been included in the line item entitled "Stock related to SAB No. 64 and 83." See Note 1 of Notes to Consolidated Financial Statements.